Exhibit 99.1

3020 Old Ranch Parkway, Suite 400

Seal Beach, California 90740 USA

562.493.2804   fax: 562.546.0097

www.cleanenergyfuels.com

Clean Energy Fuels Reports 38% Revenue Growth in 2011

—Gallons Delivered Increased 27% to 155.6 Million for the Year—

SEAL BEACH, Calif., March 12, 2012 — Clean Energy Fuels Corp. (NASDAQ: CLNE) today reported revenue increased to $86.2 million for the quarter ended December 31, 2011, from $83.2 million in revenue for the fourth quarter a year ago. As described below, revenue attributable to the volumetric excise tax credit (“VETC”) decreased by $11.5 million in the fourth quarter of 2011 when compared to the fourth quarter of 2010.  For 2011, revenue totaled $292.7 million, which is an increase of 38% from $211.8 million in 2010.

When comparing periods, revenue for the fourth quarter and year ended December 31, 2011 attributable to VETC was $4.5 million and $17.9 million, respectively. For the fourth quarter and full year of 2010, the Company recorded revenue attributable to VETC of $16.0 million.  Since VETC was not available in 2010 until the fourth quarter of 2010, when it was reinstated and made retroactive to January 1, 2010, the Company recorded its full year of VETC revenue for 2010 in the fourth quarter of 2010.  VETC expired on December 31, 2011.  The Company incurred $5.7 million of interest expense in 2011, which was not incurred in 2010, on the $200 million of convertible notes it issued during the year.  Selling, general and administrative expenses increased $23.6 million during 2011, primarily related to the Company’s efforts to begin building the initial phase of America’s Natural Gas Highway.  The initial phase of America’s Natural Gas Highway is planned to consist of approximately 150 LNG fueling stations to enable medium and heavy-duty trucks to transport goods coast to coast and border to border within the continental United States.

Gasoline gallon equivalents (gallons) delivered for the fourth quarter of 2011, which includes CNG, LNG, biomethane and the gallons associated with providing operations and maintenance services, totaled 40.0 million, compared to 31.7 million gallons delivered in the same period a year ago. For 2011, gallons delivered increased 27% to 155.6 million gallons, up from 122.7 million gallons delivered in 2010.

Andrew J. Littlefair, Clean Energy’s President and Chief Executive Officer, stated, “I am very pleased with our progress in 2011.  We grew our core markets, increased our sales, engineering and construction staffs, embarked on construction of America’s Natural Gas Highway for medium and heavy-duty trucking, and we raised $350 million, with an additional commitment of $100 million, in financing to fund the Highway and other projects.  We believe we are strongly positioned to grow well into the future as we can offer a compelling opportunity to shippers and fleet owners across the country to achieve cost savings while simultaneously reducing emissions and using a domestic fuel.”

Adjusted EBITDA for the fourth quarter of 2011 was ($3.5) million, compared with $20.2 million in the fourth quarter of 2010. Adjusted EBITDA for 2011 was $3.1 million, compared with $21.3 million for 2010.  Adjusted EBITDA is described below and reconciled to the GAAP measure net income/(loss) attributable to Clean Energy.

Net loss for the fourth quarter of 2011 was $20.9 million, or $0.29 per share, which included a non-cash loss of $0.4 million related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market, a non-cash charge of $3.4 million related to stock-based compensation, a $3.0 million valuation allowance established on certain deferred tax assets, and foreign currency gains of $0.7 million on its IMW purchase notes.  This compared with net income of $13.8 million, or $0.18 per share, for the fourth quarter of 2010, which included a non-cash gain of $4.4 million related to valuing the Company’s Series I warrants and marking them to market, a non-cash charge of $2.7 million related to stock-based compensation, foreign currency gains of $1.6 million on the Company’s IMW purchase notes, and impairment charges of $2.2 million.

Net loss for the year ended December 31, 2011 totaled $47.6 million, or $0.68 per share, and included a non-cash gain of $2.7 million related to the accounting treatment that requires Clean Energy to value its Series I warrants and mark them to market, a non-cash charge of $13.5 million related to stock-based compensation, a $3.0 million valuation allowance established on certain deferred tax assets, and foreign currency losses of $0.6 million on its IMW purchase notes. This compared with a net loss of $2.5 million, or $0.04 per share in 2010, which included a non-cash gain of $10.3 million related to marking to market the Series I warrants, non-cash stock based compensation charges of $11.9 million, foreign currency gains of $2.3 million on the Company’s IMW purchase notes, impairment charges of $2.2 million, and an alternative minimum tax refund of $1.3 million.

Non-GAAP loss per share for the fourth quarter of 2011 was $0.21.  This compares with non-GAAP earnings of $0.17 per share for the fourth quarter of 2010.  For the year ended December 31, 2011, non-GAAP loss per share was $0.47, compared with a non-GAAP loss per share of $0.04 in 2010. Non-GAAP earnings (loss) per share is described below and reconciled to the GAAP measure net income (loss) attributable to Clean Energy.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which statements are prepared and presented in accordance with generally accepted accounting principles (GAAP), the Company uses non-GAAP financial measures called non-GAAP earnings per share (non-GAAP EPS or non-GAAP earnings/loss per share) and Adjusted EBITDA. Management has presented non-GAAP EPS and Adjusted EBITDA because it uses these non-GAAP financial measures to assess its operational performance, for financial and operational decision-making, and as a means to evaluate period-to-period comparisons on a consistent basis. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash or non-recurring expenses that are not directly attributable to its core operating results. In addition, management believes these non-GAAP financial measures are useful to investors because: (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making; (2) they exclude the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the core operating performance of the business; and (3) they are used by institutional investors and the analyst community to help them analyze the results of Clean Energy’s business. In future quarters, the Company may make adjustments for other non-recurring significant expenditures or significant non-cash charges in order to present non-GAAP financial measures that are indicative of the Company’s core operating performance. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below, and the Company expects to continue to incur expenses similar to the non-cash, non-GAAP adjustments described below. Accordingly, unless otherwise stated, the exclusion of these and other similar items in the presentation of non-cash, non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Non-GAAP EPS and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be an alternative to GAAP earnings/loss per share or operating income (loss) as an indicator of operating performance or any other GAAP measure. Moreover, because not all companies use identical measures and calculations, the presentation of non-GAAP EPS or Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. These limitations are compensated for by management by using non-GAAP EPS and Adjusted EBITDA in conjunction with traditional GAAP operating performance and cash flow measures.

Non-GAAP EPS

Non-GAAP EPS is defined as net income (loss) attributed to Clean Energy, plus stock-based compensation charges, net of related tax benefits, plus or minus any mark-to-market losses or gains on the Company’s Series I warrants, plus or minus the foreign currency losses or gains on the Company’s purchase notes issued as part of the acquisition of IMW, plus impairment charges, plus the valuation allowance established on certain deferred tax assets in the fourth quarter of 2011, and plus the Company’s AMT carry-back refund it recorded in the first quarter of 2010, the total of which is divided by the Company’s weighted average shares outstanding on a diluted bases. The Company’s management believes that excluding non-cash charges related to stock-based compensation provides useful information to investors because of varying available valuation methodologies, the volatility of the expense (which depends on market forces outside of management’s control), and the subjectivity of the assumptions and the variety of award types that a company can use under the relevant accounting guidance may obscure trends in the Company’s core operating performance. Similarly, the Company’s management believes that excluding the non-cash, mark-to-market losses or gains on the Company’s Series I warrants is useful to investors because the valuation of the Series I warrants is based on a number of subjective assumptions, the amount of the loss or gain is derived from market forces outside management’s control, and it enables investors to compare our performance with other companies that have different capital structures. The Company’s management believes that excluding the foreign currency gains and losses on the notes it issued to purchase IMW provides useful information to investors as the amounts are based on market conditions outside of management’s control and the amounts relate to financing the acquisition of the business as opposed to the core operations of the Company.  The Company excluded the valuation allowance amount, the AMT refund amount and the impairment charges as they are not expected to occur again in the foreseeable future.

The table below shows non-GAAP EPS and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in 000s, except per-share amounts)	2010	2011	2010	2011
Net Income (Loss) Attributable to Clean Energy	$13,786	$(20,907)	$(2,516)	$(47,633)
Stock Based Compensation, Net of Tax Benefits	2,698	3,380	11,920	13,473
Mark-to-Market (Gain) Loss on Series I Warrants	(4,402)	404	(10,278)	(2,655)
Foreign Currency (Gain) Loss on IMW Purchase Notes	(1,616)	(650)	(2,324)	588
Impairment Charges	2,248	—	2,248	—
Valuation allowance on certain deferred tax assets	—	3,000	—	3,000
AMT Carry-Back Refund	—	—	(1,300)	—
Adjusted Net Income (Loss)	12,714	(14,773)	(2,250)	(33,227)
Diluted Weighted Average Common Shares Outstanding	75,481	70,891	62,549	70,415
Non-GAAP Earnings (Loss) Per Share	$0.17	$(0.21)	$(0.04)	$(0.47)

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss) attributable to Clean Energy, plus or minus income tax expense or benefit, plus or minus interest expense or income, net, plus depreciation and amortization expense, plus or minus the foreign currency losses or gains on the Company’s notes issued as part of its acquisition of IMW, plus impairment charges, plus stock-based compensation charges, net of related tax benefits, and plus or minus any mark-to-market losses or gains on the Company’s Series I warrants. The Company’s management believes that Adjusted EBITDA provides useful information to investors for the same reasons discussed above for Non-GAAP EPS. In addition, management internally uses Adjusted EBITDA to determine elements of executive and employee compensation.

The table below shows Adjusted EBITDA and also reconciles these figures to the GAAP measure net income (loss) attributable to Clean Energy:

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in 000s)	2010	2011	2010	2011
Net Income (Loss) Attributable to Clean Energy	$13,786	$(20,907)	$(2,516)	$(47,633)
Income Tax (Benefit) Expense	(600)	2,169	(1,436)	(703)
Interest (Income) Expense, Net	1,211	4,096	1,194	9,616
Depreciation and Amortization	6,919	8,010	22,487	30,406
Foreign Currency (Gain) Loss on IMW Purchase Notes	(1,616)	(650)	(2,324)	588
Impairment Charges	2,248	—	2,248	—
Stock Based Compensation, Net of Tax Benefits	2,698	3,380	11,920	13,473
Mark-to-Market (Gain) Loss on Series I Warrants	(4,402)	404	(10,278)	(2,655)
	$20,244	$(3,498)	$21,295	$3,092

Today’s Conference Call

The Company will host an investor conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).  Investors interested in participating in the live call can dial 1.877.407.4018 from the U.S. and international callers can dial 1.201.689.8471.  A telephone replay will be available approximately two hours after the call concludes through Thursday, April 12, 2012 by dialing 1.877.870.5176 from the U.S., or 1.858.384.5517 from international locations, and entering Replay Pin Number 387547. There also will be a simultaneous, live webcast available on the Investor Relations section of the Company’s web site at www.cleanenergyfuels.com, which will be available for replay for 30 days.

About Clean Energy Fuels

Clean Energy (Nasdaq: CLNE) is the largest provider of natural gas fuel for transportation in North America and is a global leader in the expanding natural gas vehicle market. It has operations in CNG and LNG vehicle fueling, construction and operation of CNG and LNG fueling stations, biomethane production, vehicle conversion and compressor technology.

Today Clean Energy fuels over 25,000 vehicles at 273 strategic locations across the U.S. and Canada with a broad customer base in the refuse, transit, trucking, shuttle, taxi, airport and municipal fleet markets. The company is building “America’s Natural Gas Highway,” a network comprised initially of approximately 150 LNG truck fueling stations connecting major freight trucking corridors across the country.  Clean Energy del Peru, a joint venture that Clean Energy has 49% ownership of, fuels vehicles and provides CNG to commercial customers in Peru. Clean Energy also operates a landfill gas facility in Dallas (70% ownership) that produces renewable natural gas (RNG), or biomethane, for delivery in the nation’s gas pipeline network. Plans include building a second facility in Michigan that the Company will own 100%. The Company owns and operates LNG production plants in Willis, Texas and Boron, Calif. with combined capacity of 260,000 LNG gallons per day that can expand to 340,000 LNG gallons per day as demand increases. Wholly owned subsidiaries include: NorthStar, the recognized leader in LNG/LCNG (liquefied to compressed natural gas) fueling system technologies and station construction and operations; BAF Technologies, a leading provider of natural gas vehicle systems and conversions for taxis, vans, pick-up trucks and shuttle buses; and IMW Industries, Ltd., a leading supplier of compressed natural gas equipment for vehicle fueling and industrial applications with more than 1,200 installations in 24 countries. For more information, visit www.cleanenergyfuels.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding America’s Natural Gas Highway, the use of the proceeds of the capital the Company raised in 2011, future growth and sales opportunities in all of the Company’s markets, which include trucking, refuse, airport, taxi and transit, and the benefits of natural gas fuel compared to diesel and gasoline. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors including, but not limited to, changes in the prices of natural gas relative to gasoline and diesel, the Company’s failure to recognize the anticipated benefits of building America’s Natural Gas Highway, the availability and deployment of, as well as the demand for, natural gas engines that are well-suited for the U.S. heavy-duty truck market, future availability of equity or debt financing needed to fund the growth of the Company’s business, the Company’s ability to source and supply sufficient LNG to meet the needs of its business, the Company’s ability to efficiently manage its growth and retain and hire key personnel, the acceptance of natural gas vehicles in the Company’s markets, the availability of natural gas vehicles, relaxation or waiver of fuel emission standards, the Company’s ability to compete successfully, the Company’s failure to manage risks and uncertainties related to its international operations, construction and permitting delays at station construction projects, the Company’s ability to integrate acquisitions, the availability of tax and related government incentives for natural gas fueling and vehicles, compliance with governmental regulations and the Company’s ability to manage and grow its RNG business. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Additionally, the Company’s Form 10-K filed earlier today with the SEC (www.sec.gov) contain risk factors that may cause actual results to differ materially from the forward-looking statements contained in this press release.

Investor Contact:

Tony Kritzer
Clean Energy Fuels

Director of Investor Communication
562.936.7120

Or

Ina McGuinness

McGuinness Consulting

562.493.7215

Clean Energy Fuels Corp. and Subsidiaries

Consolidated Balance Sheets

December 31, 2010 and 2011

(In thousands, except share data)

	December 31,
	2010	2011
Assets
Current assets:
Cash and cash equivalents	$55,194	$238,125
Restricted cash	2,500	4,792
Short-term investments	—	33,329
Accounts receivable, net of allowance for doubtful accounts of $702 and $712 as of December 31, 2010 and December 31, 2011, respectively	45,645	56,455
Other receivables	27,280	19,601
Inventory, net	20,483	35,287
Prepaid expenses and other current assets	10,959	14,027
Total current assets	162,261	401,616
Land, property and equipment, net	211,643	277,334
Restricted cash	—	54,804
Notes receivable and other long-term assets	15,059	16,650
Investments in other entities	10,748	16,459
Goodwill	71,814	73,741
Intangible assets, net	112,174	102,103
Total assets	$583,499	$942,707
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$22,712	$22,925
Accounts payable	28,635	36,668
Accrued liabilities	28,137	28,255
Deferred revenue	17,507	21,267
Total current liabilities	96,991	109,115
Long-term debt and capital lease obligations, less current portion	41,704	266,497
Other long-term liabilities	28,588	22,687
Total liabilities	167,283	398,299
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding no shares	—	—
Common stock, $0.0001 par value. Authorized 149,000,000 shares; issued and outstanding 69,610,098 shares and 85,433,258 shares at December 31, 2010 and December 31, 2011, respectively	7	9
Additional paid-in capital	569,202	741,650
Accumulated deficit	(151,926)	(199,559)
Accumulated other comprehensive income (loss)	(3,996)	(1,216)
Total Clean Energy Fuels Corp. stockholders’ equity	413,287	540,884
Noncontrolling interest in subsidiary	2,929	3,524
Total stockholders’ equity	416,216	544,408
Total liabilities and stockholders’ equity	$583,499	$942,707

Clean Energy Fuels Corp. and Subsidiaries

Consolidated Statements of Operations

For the Three Months Periods and Years Ended

December 31, 2010 and 2011

(In thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2010	2011

Revenue:
Product revenues	$75,154	$75,991	$189,836	$260,283
Service revenues	8,002	10,190	21,998	32,434
Total revenues	83,156	86,181	211,834	292,717
Operating expenses:
Cost of sales:
Product cost of sales	47,533	61,317	132,911	200,908
Service cost of sales	2,673	5,185	8,978	15,776
Derivative losses (gains):
Series I warrant valuation	(4,402)	404	(10,278)	(2,655)
Selling, general and administrative	18,876	27,027	63,258	86,850
Depreciation and amortization	6,919	8,010	22,487	30,406
Total operating expenses	71,599	101,943	217,356	331,285
Operating income (loss)	11,557	(15,762)	(5,522)	(38,568)
Interest income (expense), net	(1,211)	(4,096)	(1,194)	(9,616)
Other income (expense), net	2,385	1,051	2,080	(611)
Income from equity method investments	225	163	427	637
Income (loss) before income taxes	12,956	(18,644)	(4,209)	(48,158)
Income tax (expense) benefit	600	(2,169)	1,436	703
Net income (loss)	13,556	(20,813)	(2,773)	(47,455)
Loss (income) of noncontrolling interest	230	(94)	257	(178)
Net income (loss) attributable to Clean Energy Fuels Corp.	$13,786	$(20,907)	$(2,516)	$(47,633)

Income (loss) per share attributable to Clean Energy Fuels Corp.
Basic	$0.21	$(0.29)	$(0.04)	$(0.68)
Diluted	$0.18	$(0.29)	$(0.04)	$(0.68)

Weighted average common shares outstanding
Basic	67,235,359	70,890,569	62,549,311	70,415,431
Diluted	75,481,354	70,890,569	62,549,311	70,415,431

Included in net income (loss) are the following amounts (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2010	2011
Construction Revenues	8.8	17.1	12.9	37.2
Construction Cost of Sales	(7.2)	(16.3)	(11.0)	(33.6)
Fuel Tax Credits	16.0	4.5	16.0	17.9
Stock Option Expense, Net of Tax Benefits	(2.7)	(3.4)	(11.9)	(13.5)